Exhibit 99.1

FOR IMMEDIATE RELEASE

Patrick J. Haveron, CPA
Executive Vice President - Chief Executive Officer
Preserver Group, Inc.
95 Route 17 South
Paramus, NJ 07653
201-291-2112
E-mail: phaveron@preserver.com

PRESERVER GROUP, INC. CORRECTS INFORMATION

IN THIRD QUARTER AND NINE MONTH RELEASE

PARAMUS, NEW JERSEY, November 15, 2001 – Preserver Group, Inc. (NASDAQ: PRES) ("Company") today announced that the correct diluted earnings per share for the nine months ended September 30, 2000 was $.71 diluted per share. The Company’s news release dated November 14, 2001 incorrectly reported this value at $.68 per share. In addition, the Company stated that its Motor Club of America Insurance Company unit was reducing its New Jersey personal auto physical damage rates by approximately 8%, not 5% as previously reported on November 14, as part of the revenue-neutral adjustment to its premium rates by the New Jersey Department of Banking and Insurance.

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THIS NEWS RELEASE IS ALSO AVAILABLE AT WWW.PRESERVER.COM

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